UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2017

NEW YORK COMMUNITY BANCORP, INC.

(Exact Name of Registrant as Specified In Its Charter)

Delaware	001-31565	06-1377322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York		11590
(Address of principal executive offices)		(Zip Code)

(516) 683-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 10, 2017, the Registrant entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed therein (the “Underwriters”), relating to the public offering (the “Offering”) of 20,000,000 depositary shares (the “Depositary Shares”), each representing a 1/40th interest in a share of the Series A Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share (equivalent to $25 per Depositary Share), and up to an additional 3,000,000 Depositary Shares pursuant to an option granted to the Underwriters to purchase additional Depositary Shares. The Underwriting Agreement contains various representations, warranties and agreements by the Registrant, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The description of the Underwriting Agreement set forth above is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. This Current Report on Form 8-K is being filed for the purpose of filing Exhibit 1.1 as an exhibit to the Registrant’s registration statement on Form S-3 (File No. 333-210919) (the “Registration Statement”) and such exhibit is hereby incorporated by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 10, 2017, by and among the Registrant and Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK COMMUNITY BANCORP, INC. (Registrant)

Date: March 16, 2017	By:	/s/ R. Patrick Quinn
Name: R. Patrick Quinn
Title: Corporate Secretary

EXHIBIT INDEX

Number	Description

1.1	Underwriting Agreement, dated March 10, 2017, by and among the Registrant and Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed therein.